SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

CENTERSTATE BANKS OF FLORIDA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No Fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:[1]

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[1]	Set forth the amount on which the filing fee is calculated and state how it was determined:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

CENTERSTATE BANKS OF FLORIDA, INC.

March 30, 2005

TO THE SHAREHOLDERS OF

CENTERSTATE BANKS OF FLORIDA, INC.

You are cordially invited to attend the Annual Meeting of Shareholders of CenterState Banks of Florida, Inc. which will be held at the Winter Haven Chamber of Commerce, 2nd Floor Auditorium, 401 Avenue B NW, Winter Haven, Florida 33881, on Tuesday, April 26, 2005 beginning at 10:00 a.m.

At the Annual Meeting you will be asked to consider and vote upon the reelection of the directors to serve until the next Annual Meeting of Shareholders. Shareholders also will consider and vote upon such other or further business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

We hope you can attend the meeting and vote your shares in person. In any case, we would appreciate your completing the enclosed proxy and returning it to us. This action will ensure that your preferences will be expressed on the matters that are being considered. If you are able to attend the meeting, you may vote your shares in person.

We want to thank you for your support during the past year. If you have any questions about the Proxy Statement, please do not hesitate to call us.

Sincerely,

Ernest S. Pinner
Chairman of the Board

CENTERSTATE BANKS OF FLORIDA, INC.

1101 FIRST STREET SOUTH, SUITE 202

WINTER HAVEN, FL 33880

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 26, 2005

Notice is hereby given that the Annual Meeting of Shareholders of CenterState Banks of Florida, Inc. (“CenterState”) will be held at Winter Haven Chamber of Commerce, 2nd Floor Auditorium, 401 Avenue B NW, Winter Haven, Florida 33881, on Tuesday, April 26, 2005 beginning at 10:00 a.m. (“Annual Meeting”), for the following purposes:

1. Elect Directors. To elect directors to serve until the Annual Meeting of Shareholders in 2006.

2. Other Business. To transact such other or further business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Only shareholders of record at the close of business on February 28, 2005 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. All shareholders, whether or not they expect to attend the Annual Meeting in person, are requested to complete, date, sign and return the enclosed proxy to CenterState in the accompanying envelope. The proxy may be revoked by the person executing the proxy at any time before it is exercised by filing with the Secretary of CenterState an instrument of revocation or a duly executed proxy bearing a later date, or by electing to vote in person at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Ernest S. Pinner
March 30, 2005	Chairman of the Board

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

OF

CENTERSTATE BANKS OF FLORIDA, INC.

TO BE HELD ON

APRIL 26, 2005

INTRODUCTION

General

This Proxy Statement is being furnished to the shareholders of CenterState Banks of Florida, Inc. (“CenterState”) in connection with the solicitation of proxies by the Board of Directors of CenterState from holders of the outstanding shares of the $.01 par value common stock of CenterState (“CenterState Common Stock”) for use at the Annual Meeting of Shareholders of CenterState to be held on Tuesday, April 26, 2005, and at any adjournment or postponement thereof (“Annual Meeting”). The Annual Meeting is being held to elect directors to serve until the Annual Meeting of Shareholders in 2006, and transact such other or further business as may properly come before the Annual Meeting and any adjournment or postponement thereof. The Board of Directors of CenterState knows of no other business that will be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement. This Proxy Statement is dated March 30, 2005, and it and the accompanying notice and form of proxy are first being mailed to the shareholders of CenterState on or about March 30, 2005.

The principal executive offices of CenterState are located at 1101 First Street South, Suite 202, Winter Haven, Florida 33880. The telephone number of CenterState at such offices is (863) 293-2600.

Record Date, Solicitation and Revocability of Proxies

The Board of Directors of CenterState has fixed the close of business on February 28, 2005, as the record date for the determination of CenterState shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of CenterState Common Stock at the close of business on such date will be entitled to vote at the Annual Meeting. At the close of business on such date, there were 4,072,120 shares of CenterState Common Stock outstanding and entitled to vote held by approximately 1,300 shareholders of record. Holders of CenterState Common Stock are entitled to one vote on each matter considered and voted upon at the Annual Meeting for each share of CenterState Common Stock held of record at the close of business on February 28, 2005. The affirmative vote of the holders of a plurality of shares of CenterState Common Stock represented and entitled to vote at the Annual Meeting at which a quorum is present is required for the election of directors.

Shares of CenterState Common Stock represented by a properly executed proxy, if such proxy is received prior to the vote at the Annual Meeting and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated in such proxy. IF NO INSTRUCTIONS ARE INDICATED, SUCH SHARES OF CENTERSTATE COMMON STOCK WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF CENTERSTATE OF THE NOMINEES LISTED BELOW, AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS AS TO ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

A shareholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by either (i) giving written notice of revocation to the Secretary of CenterState, (ii) properly submitting to the Secretary of CenterState a duly executed proxy bearing a later date, or (iii) appearing in person at the Annual Meeting and voting in person. All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: CenterState Banks of Florida, Inc., 1101 First Street South, Suite 202, Winter Haven, Florida 33880, Attention: Ernest S. Pinner.

A copy of the 2004 Annual Report to Shareholders, including financial statements as of and for the years ended December 31, 2004 and 2003, accompanies this Proxy Statement.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

The Annual Meeting is being held to elect directors of CenterState to serve a one- year term of office. Each director of CenterState serves for a term expiring at the next Annual Meeting of Shareholders, and until his successor is duly elected and qualified. Accordingly, the terms of each member of the Board expire at the Annual Meeting and, therefore, such individuals are standing for reelection to a one-year term expiring at the Annual Meeting of Shareholders in 2006.

All shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the proxies will be voted for the election of the nominees listed below. In the event that any nominee is unable to serve (which is not anticipated), the persons designated as proxies will cast votes for the remaining nominees and for such other persons as they may select.

Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ELECTION OF THE NOMINEES LISTED BELOW.

The following table sets forth the name of each nominee or director continuing in office of CenterState; a description of his position and offices with CenterState other than as a director, if any; a brief description of his principal occupation and business experience during at least the last five years; and certain other information including the director’s age and the number of shares of CenterState Common Stock beneficially owned by the director on February 28, 2005. Each of the following individuals, except G. Tierso Nunez II, is also serving as a director of either First National Bank of Osceola County, Community National Bank of Pasco County, First National Bank of Polk County, or CenterState Bank of Florida, which are wholly-owned subsidiaries of CenterState. For information concerning membership on committees of the Board of Directors, see “ELECTION OF DIRECTORS — Information About the Board of Directors and Its Committees.”

Nominee, Year First Elected a Director, Age and address of 5% Shareholder	Information About Nominee or Director Continuing in Office	Amount, Percentage and Nature of Beneficial Ownership of CenterState Common Stock (a)
James H. White, 79 3 Spencer Shores Haines City, FL 33844 1999	Past Chairman of CenterState (1999-2004), Director of First National Bank of Osceola County, Community National Bank of Pasco County, First National Bank of Polk County and CenterState Bank of Florida	208,624 (b) 5.01%

Nominee, Year First Elected a Director, Age and address of 5% Shareholder	Information About Nominee or Director Continuing in Office	Amount, Percentage and Nature of Beneficial Ownership of CenterState Common Stock (a)
G. Robert Blanchard, Sr., 78 1999	Retired Chairman and President of WRB Enterprises, Inc., a diversified holding company; rancher - owner of Little Everglades Ranch (cattle, horses and sod)	6,652 (c) 0.16%

James H. Bingham, 56 1999	President of Concire Centers, Inc., a commercial real estate company	63,442 (d) 1.52%

Terry W. Donley, 57 1999	President of Donley Citrus, Inc. (citrus harvesting and production)	58,674 (e) 1.41%

Bryan W. Judge, 77 1999	Self-employed, farming (1994-present); Chief Executive Officer of Judge Farms (1965-1994)	42,754 (f) 1.03%

Lawrence W. Maxwell, 61 2002 Mountain Lake Route 17 Lake Wales, FL 33853	Chairman, Century Realty Funds, Inc., a residential and commercial real estate company	411,236 (g) 9.87%

George Tierso Nunez II, 52 2004	President, GT Nunez & Associates, P.A. (certified public accounting firm)	-0-

Thomas E. Oakley, 62 2002	President, Oakley Groves, Inc., Director of Alico, Inc., a public company (citrus business) (1992-February 2005)	47,005 (h) 1.13%

Ernest S. Pinner, 57 2002	Chairman of CenterState (2004 to present), First National Bank of Osceola County, First National Bank of Polk County and Community National Bank of Pasco County (2002 to present); Chief Executive Officer and President (2002 to present) and Executive Vice President (2000 to 2002) of CenterState; President and Chief Executive Officer of CenterState Bank of Florida (2000 to 2003); Chairman of CenterState Bank of Florida (2003 to present); Chairman of CenterState Bank Mid Florida (2004 to present); Area President and Senior Vice President of First Union National Bank (1986 to 1999)	67,764 (i) 1.63%

Nominee, Year First Elected a Director, Age and address of 5% Shareholder	Information About Nominee or Director Continuing in Office	Amount, Percentage and Nature of Beneficial Ownership of CenterState Common Stock (a)
J. Thomas Rocker, 63 1999	Investor	28,645 (j) 0.69%

(a)	Information relating to beneficial ownership of CenterState Common Stock by directors is based upon information furnished by each person using “beneficial ownership” concepts set forth in rules of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Under such rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. Accordingly, nominees and directors continuing in office are named as beneficial owners of shares as to which they may disclaim any beneficial interest. Except as otherwise indicated in the notes to this table, directors possessed sole voting and investment power as to all shares of CenterState Common Stock set forth opposite their names.

(b)	Consists of 79,910 shares held by his spouse, 28,511 shares held jointly with his spouse, 61,864 shares held as trustee, 17,719 shares held by his IRA, 1,938 shares owned individually, and presently exercisable options for 18,682 shares.

(c)	Includes 492 shares owned individually and 6,160 shares held as trustee.

(d)	Includes 27,566 shares held as trustee, 988 shares held jointly with his spouse, 242 shares held by his spouse, 1,311 shares held by a company he controls, 184 held by a dependent child and 33,151 shares held individually.

(e)	Includes 1,970 shares held by his dependent child, 50,000 shares owned individually, and presently exercisable options for 6,704 shares.

(f)	Includes 480 shares owned individually and 42,274 shares held jointly with his spouse.

(g)	Includes 411,236 shares owned jointly with spouse.

(h)	Includes 1,611 shares owned individually, 38,690 shares held jointly with spouse and presently exercisable options for 6,704 shares.

(i)	Includes 6,924 shares owned individually and presently exercisable options for 60,840 shares.

(j)	Includes 15,392 shares owned individually, 4,050 shares held jointly with his spouse and 9,203 shares owned by his spouse.

Director Independence

The Board of Directors has determined that a majority of CenterState’s directors are independent. In determining director independence, the Board considers all relevant facts and circumstances, including the rules of the National Association of Securities Dealers. The Board considers the issue not only from the standpoint of a director, but also from that of persons or organizations with which the director has an affiliation. The Board of Directors has determined that the following seven directors of the Company’s ten directors following the Annual Meeting are independent under these guidelines: Messrs. Oakley, Bingham, Judge, Donley, Rocker, Nunez and Blanchard. As members of management, Messrs. Pinner and White are not considered independent. The other non-management director (who is not considered independent because of his prior or current business relationships with CenterState) is Mr. Maxwell, who continues to participate in the Board’s activities and provide valuable insights and advice.

Information About the Board of Directors and Its Committees

The Board of Directors of CenterState held eight meetings during the year ended December 31, 2004. All of the directors attended at least 75% of the aggregate total number of meetings of the Board of Directors and meetings of the committees of the Board on which they serve, except for Messrs. Blanchard, Donley and Oakley. CenterState’s Board of Directors presently has four committees. Certain information regarding the function of these standing committees, their membership, and the number of meetings held during 2004 follows:

The Compensation Committee is responsible for establishing appropriate levels of compensation and benefits. The current members of this committee consist of Messrs. Maxwell (Chairman), Judge, Blanchard and Rocker. The committee held two meetings during 2004.

The Loan Committee is responsible for reviewing and approving credit requests in excess of certain limits established for the respective Boards of Directors of the Banks. The current members of this committee consist of Messrs. Bingham, Donley, Judge, Maxwell and Pinner. The committee held seven meetings during 2004.

For information regarding CenterState’s Nominating Committee, see “Nominating Committee.”

For information regarding CenterState’s Audit Committee, see “Audit Committee Report.”

Directors of CenterState receive $400 for each board meeting, $250 for each committee meeting not held on a board day ($150 if held on a board day), and $75 for each telephonic committee meeting. Effective July 14, 2004, Audit Committee fees were increased to $350 for each committee meeting not held on a board day ($250 if held on a board day), and $100 for each telephonic meeting.

Executive Officers

The following lists the executive officers of CenterState, all positions held by them in CenterState, including the period each such position has been held, a brief account of their business experience during the past five years and certain other information including their ages. Executive officers are appointed annually at the organizational meeting of the Board of Directors, which follows CenterState’s annual meeting of shareholders, to serve until a successor has been duly elected and qualified or until his death, resignation, or removal from office. Information concerning directorships, committee assignments, minor positions and peripheral business interests has not been included.

Executive Officers	Information About Executive Officers
James H. White, 79	Vice Chairman of the Board of CenterState; Director of First National Bank of Osceola County, Community National Bank of Pasco County, First National Bank of Polk County and CenterState Bank of Florida

G. Robert Blanchard, Sr., 78	Vice Chairman of the Board of CenterState; Chairman of The Bank of Tampa (1991 to 1999)

Ernest S. Pinner, 57	Chairman of First National Bank of Osceola County, Community National Bank of Pasco County, First National Bank of Polk County and CenterState Bank of Florida (2002 to present); Chairman of Board of CenterState (2004 to present); Chief Executive Officer and President (2002 to present) and Executive Vice President (2000 to 2001) of CenterState; President and Chief Executive Officer of CenterState Bank of Florida (2000 to 2003); Chairman of CenterState Mid Florida (2004 to present); Area President and Senior Vice President of First Union National Bank (1986 to 1999)

George H. Carefoot, 61	Treasurer of CenterState; President and Chief Executive Officer of First National Bank of Polk County

James J. Antal, 53	Senior Vice President, Chief Financial Officer and Corporate Secretary of CenterState (November 1999 to present); self-employed certified public accountant (November 1998 to November 1999); Senior Vice President, Chief Financial Officer and Treasurer of Trumbull Savings and Loan Company (August 1992 to November 1998)

Management and Principal Stock Ownership

As of February 28, 2005, based on available information, all directors and executive officers of CenterState as a group (12 persons) beneficially owned 893,491 shares of CenterState Common Stock which constituted 21.9% of the number of shares outstanding at that date. This group also owns exercisable options (exercisable within 60 days) for an additional 118,065 shares. To the knowledge of CenterState, the only shareholders who owned more than 5% of the outstanding shares of CenterState Common Stock on February 28, 2005 were Directors James H. White and Lawrence W. Maxwell.

EXECUTIVE COMPENSATION AND BENEFITS

The following table sets forth all cash compensation for CenterState’s Chief Executive Officer and its Senior Vice President, Chief Financial Officer and Corporate Secretary for services to CenterState and the Banks in 2004.

SUMMARY COMPENSATION TABLE

								Long Term Compensation
Annual Compensation						Awards		Payouts	All Other Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation		Restricted Stock Award(s)	Options/ SARs	LTIP Payouts
Ernest S. Pinner	2004	$190,000	$20,000	$4,573	(1)	-0-	-0-	-0-	$3,987	(2)
Chief Executive	2003	$175,400	$6,400	$662	(1)	-0-	-0-	-0-	$3,412	(2)
Officer	2002	$51,000	$3,800	$531	(1)	-0-	-0-	-0-	$-0-

James J. Antal	2004	$115,500	$6,500	$8,119	(1)	-0-	-0-	-0-	$3,912	(2)
Senior Vice President,	2003	$109,000	$3,800	$3,883	(1)	-0-	-0-	-0-	$3,412	(2)
Chief Financial Officer and Corporate Secretary	2002	$104,000	$2,968	$2,427	(1)	-0-	-0-	-0-	$3,396	(2)

(1)	Represents 401(k) employer contribution.

(2)	Represents country club dues and certain group term life insurance premiums paid by CenterState.

Stock Option Plans. Prior to the July 1, 2000 formation of CenterState, each of its subsidiary banks had its own separate employee stock option plan. At July 1, 2000, the outstanding options under these plans were converted to CenterState options at each bank’s respective exchange ratio. At December 31, 2004, there were 16,939 such options remaining, with an average exercise price of $9.58 per share. These options have a weighted average remaining life of approximately 2.6 years, with the last options terminating in 2008.

CenterState adopted a new incentive stock option plan in connection with its formation which authorizes the issuance of options for 365,000 shares. At December 31, 2004, options for an aggregate of 270,270 shares of CenterState Common Stock were outstanding. The weighted average exercise price of these options is $21.67 per share. These options have a weighted average remaining life of approximately 8.3 years, with the last options terminating in 2014.

In the acquisition of CenterState Bank, the Company issued options for 71,138 shares of common stock on December 31, 2002 in exchange for CenterState Bank stock options outstanding. All of these options vested immediately upon the acquisition date. The exercise price is $14.92 per share. At December 31, 2004 there were 57,124 such options remaining. These options have a weighted average remaining life of approximately 5.6 years, with the last options terminating in 2011.

In 2004, the Company’s shareholders authorized an Employee Stock Purchase Plan (“ESPP”). The number of shares of common stock for which options may be granted under the ESPP is 200,000, which amount is increased on December 31 of each calendar year for an amount equal to 6% of the increase in the outstanding shares of Common Stock from January 1 of each calendar year (from February 27, 2004 for the 2004 calendar year). During July 2004, the Company granted options for 30,607 shares of Common Stock pursuant to the ESPP. The options vest at the date of grant. The exercise price is $20.31 per share and the options expire on June 30, 2005.

The following table provides information on option grants in 2004 to each of the named executive officers.

Individual Grants

Name	Number of Securities Underlying Options Granted (1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date (2)
Ernest S. Pinner	100,000	66%	$31.00	December 14, 2014

James J. Antal
Incentive Stock Option	10,000	7%	$31.00	December 14, 2014
Employee Stock Purchase Plan	577	0.4%	$20.31	June 30, 2005

The following table provides information on the values of each named executive officer’s unexercised options at December 31, 2004.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End

Option/SAR Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)		Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exercisable/ Unexercisable	Value of Unexercised in-the-Money Options/SARs at FY-End($) Exercisable/ Unexercisable
Ernest S. Pinner	—	—		60,840/76,250	$653,727/$90,625

James J. Antal	577	$2,273	(1)	15,000/10,000	$225,625/$38,725

(1)	Shares were acquired pursuant to CenterState’s ESPP discussed above. The exercise price was $20.31 per share. The value realized was computed by multiplying the number of shares times the difference between the market value per share at the exercise date and the exercise price.

The Company has assumed stock options issued by its subsidiary banks that were outstanding as of the time of their acquisition. In addition, the Company has an officers and employees stock purchase plan. All of the foregoing plans were approved by the respective shareholders of the Bank and the Company. The following sets forth certain information regarding these plans:

Equity Compensation Plan Information

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
Assumed stock options issued by CenterState subsidiary banks that were outstanding as of the time of their acquisition	74,063	$13.70	-0-
Officer and employee stock option plan	270,270	$21.67	87,480
Employee Stock Purchase Plan	26,404	$20.31	211,352

Equity compensation plans not approved by security holders:	-0-	-0-	-0-

Total	370,737	$19.98	298,832

Change in Control Provisions. CenterState has adopted resolutions that provide for payments to its executive officers, as well as the executive officers of its subsidiary banks, if within one year following a change in control (as defined in the resolutions), the employment of the executive is terminated (i) by CenterState or its subsidiary bank for any reason other than cause (as defined) or the death of the executive, or (ii) by the executive for good reason (as defined). In such circumstances, the executive is entitled to receive a lump sum cash amount (subject to applicable payroll and taxes required to be withheld) equal to 2.99 times the current annual base salary (in the case of CenterState executive officers and the president and chief executive officers of CenterState’s subsidiary banks) and one times the annual base salary in the case of all other executive officers. The executives also are entitled to the foregoing amounts if the employment is terminated (i) by the executive for good reason (as defined) or (ii) CenterState or its subsidiary bank for any reason other than cause (as defined) or the death of the executive, and the termination occurs after the first anniversary of the change in control. These payments to the executive after the first anniversary of a change in control are reduced by one-sixth for each three months of employment of the executive by CenterState or its subsidiary bank subsequent to such first anniversary of the change in control. In addition to the foregoing payments, the executive is entitled to reimbursement for COBRA health insurance coverage.

Certain Transactions

CenterState’s subsidiary banks have outstanding loans to certain CenterState directors, executive officers, their associates and members of the immediate families of such directors and executive officers. These loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not affiliated with the banks and did not involve more than the normal risk of collectibility or present other unfavorable features.

NOMINATING COMMITTEE

CenterState has established a nominating committee of the Board of Directors consisting of Messrs. Oakley (Chairman), Bingham and Donley, each of whom is an independent director as defined under the rules of the National Association of Securities Dealers. The committee held one meeting during 2004. The nominating committee operates pursuant to a written charter that has the exclusive right to recommend candidates for election as directors to the Board. A copy of this charter was included as an Appendix to CentreState’s proxy statement for its 2004 Annual Meeting of shareholders. Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experience, their business and social perspective, concern for the long-term interests of the shareholders, and personal integrity and judgment. In addition, candidates must be aware of the directors vital part in CenterState’s good corporate citizenship and corporate image, have time available for meetings and consultation on CenterState matters, and be willing to assume broad, fiduciary responsibility. Qualified candidates for membership on the Board will be considered without regard to race, color, religion, sex, ancestry, national origin or disability. The nominating committee will review the qualifications and backgrounds of the directors, as well as the overall composition of the Board, and recommend to the full Board the slate of directors to be nominated for election at the annual meeting of shareholders. The nominating committee will consider director candidates recommended by shareholders, provided the recommendation is in writing and delivered to the President of CenterState at the principal executive offices of CenterState not later than the close of business on the 120th day prior to the first anniversary of the date on which CenterState first mailed its proxy materials to shareholders for the preceding year’s annual meeting of shareholders. The nomination and notification must contain the nominee’s name, address, principal occupation, total number of shares owned, consent to serve as a director, and all information relating to the nominee and the nominating shareholder as would be required to be disclosed in solicitation of proxies for the election of such nominee as a director pursuant to the Securities and Exchange Commission’s proxy rules. The committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a shareholder or not.

CenterState’s Board has adopted a formal process by which shareholders may communicate with the Board. Shareholders who wish to communicate with the Board may do so by sending written communications addressed to the Board of Directors of CenterState at 1101 First Street South, Suite 202, Winter Haven, Florida 33880, attention: President and Chief Executive Officer. All communications will be compiled by the President and Chief Executive Officer and submitted to the members of the Board. CenterState does not have a policy that requires directors to attend the Annual Meeting. All members of the Board attended last year’s Annual Meeting, except for Messrs. Blanchard, Oakley and Judge.

COMPENSATION COMMITTEE REPORT

During 2004, the Compensation Committee of the Board of Directors was composed of three members, each of whom is an independent director as defined under the rules of the National Association of Securities Dealers, except for Maxwell.

Compensation Policy. The Company’s compensation policy is designed to make changes in total compensation with changes in the value created for the Company’s shareholders. The Compensation Committee believes that compensation of executive officers and others should be a result of the Company’s operating performance and should be designed to aid the Company in attracting and retaining high-performing executives.

The objectives of the Compensation Committee’s compensation strategy are to establish incentives for certain executives and others to achieve and maintain short-term and long-term operating performance goals for the Company, and to provide compensation that recognizes individual contributions as well as overall business results. At the Company, executive officer compensation comprises three areas: base salary, cash based short-term annual incentives, and long-term stock incentives.

In establishing executive officer salaries and increases, the Compensation Committee considers individual annual performance in the areas of customer service, morale, completed projects, team work and communication, and the relationship of total compensation to the salary market of similarly situated institutions. The decision to increase base pay is determined by the Compensation Committee using performance results measured annually. The Company’s general approach to executive compensation is to provide market competitive base salary, and to reward performance through cash bonuses consistent with individual contributions to the Company’s financial performance.

Chief Executive Officer Compensation. Effective January 1 of each year, the Compensation Committee reviews the compensation paid to the Chief Executive Officer of the Company. Final approval of Chief Executive Officer compensation is made by the Board of Directors. Changes in base salary and the awarding of cash and stock incentives are based on the Company’s profitability, growth and loan quality. The Compensation Committee also considers the Chief Executive Officer’s abilities in the areas of leadership and morale, community involvement and communication. Also, utilizing published surveys, databases and other means, the Compensation Committee surveyed the total compensation of chief executive officers of comparable-sized financial institutions located from across the nation as well as locally.

After reviewing appropriate data, based on specific accomplishments and the overall financial performance of the Company, and the recommendation from the Compensation Committee, the board increased Mr. Pinner’s annual salary by $14,600 to $190,000 for 2004. Mr. Pinner also was awarded a cash bonus of $20,000 paid in 2004.

Summary. In summary, the Compensation Committee believes that the Company’s compensation program is reasonable and competitive with compensation paid by other financial institutions similarly situated. The program is designed to reward strong performance.

Compensation Committee Interlock and Insider Participation

Mr. Pinner did not serve as a member of the Compensation Committee in 2004. Mr. Pinner was not present for any discussion or decisions that relate to his compensation with the Bank. Mr. Pinner is also the Chairman of First National Bank of Osceola County, Community National Bank of Pasco County, First National Bank of Polk County and CenterState Bank of Florida.

AUDIT COMMITTEE REPORT

CenterState has an Audit Committee for the Board of Directors which consists of Messrs. Rocker, Oakley, Nunez and Blanchard, each of whom is an independent director as defined under the rules of the National Association of Securities Dealers. Mr. Nunez, has been designated a “financial expert” pursuant to the provisions of the Sarbanes-Oxley Act of 2002. The board of directors has deemed Mr. Nunez properly qualified and that he meets the criteria for “financial expert” as defined by the Sarbanes-Oxley Act of 2002, which basically is limited to those who have prepared or audited comparable company financial statements. The Committee held 13 meetings during 2004. The Audit Committee of the Board is responsible for providing independent, objective oversight and review of CenterState’s accounting functions and internal controls. The Audit Committee is governed by a written charter adopted and approved by the Board of Directors.

The responsibilities of the Audit Committee include recommending to the Board an auditing firm to serve as CenterState’s independent auditors. The Audit Committee also, as appropriate, reviews and evaluates, and discusses and consults with CenterState’s management, CenterState’s internal audit personnel and the independent auditors regarding the following:

•	the plan for, and the independent auditors’ report on, each audit of CenterState’s financial statements

•	changes in CenterState’s accounting practices, principles, controls or methodologies, or in CenterState’s financial statements, and recent developments in accounting rules

This year the Audit Committee reviewed the Audit Committee Charter and, after appropriate review and discussion, the Audit Committee determined that the Committee had fulfilled its responsibilities under the Audit Committee Charter. The Audit Committee also considered and concluded that the independent auditor’s provision of non-audit services in 2004 was compatible with applicable independence standards.

Management is responsible for the preparation and presentation of the Company’s financial statements and its overall financial reporting process and, with the assistance of the Company’s internal auditors, for maintaining appropriate internal controls and procedures that provide for compliance with accounting standards and applicable laws.

The Audit Committee is responsible for recommending to the Board that CenterState’s financial statements be included in CenterState’s annual report. The Committee took a number of steps in making this recommendation for 2004. First, the Audit Committee discussed with CenterState’s independent auditors, those matters the auditors communicated to the Audit Committee under applicable auditing standards, including information concerning the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. Second, the Audit Committee discussed the auditor’s independence with the auditors and received a letter from the auditors regarding independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure informed the Audit Committee of the auditor’s independence, and assisted the Audit Committee in evaluating such independence. Finally, the Audit Committee reviewed and discussed with CenterState management and the auditors, CenterState’s audited financial statements as of, and for the year ended, December 31, 2004.

Based on the discussions with the auditors concerning the audit, the independence discussions, and the financial statement review, and additional matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that CenterState’s Annual Report on Form 10-K include these financial statements.

Audit Committee

G. Robert Blanchard

G. Tierso Nunez II

Thomas E. Oakley

J. Thomas Rocker, Chairman

PERFORMANCE GRAPH

The shares of Common Stock commenced trading on the OTC Bulletin Board on January 26, 2001 and on the Nasdaq National Market System on February 20, 2001. The following graph compares the yearly percentage change in cumulative shareholder return on the Company’s common stock, with the cumulative total return of the NASDAQ stock index and The Carson Medlin Company’s Independent Bank Index, since January 1, 2001 (assuming a $100 investment on January 1, 2001 and reinvestment of all dividends).

	1/1/2001	12/31/2001	12/31/2002	12/31/2003	12/31/2004
Centerstate Banks of Florida, Inc.	100	151	177	173	294
Independent Bank Index	100	127	156	215	247
Nasdaq Index	100	79	55	82	89

INDEPENDENT AUDITORS

Pursuant to recent amendments to the securities laws, the Audit Committee of the Board of Directors has the authority to select the independent public accountants to audit the consolidated financial statements of the Company for the current year ending December 31, 2005. KPMG LLP has served as independent auditors for CenterState since 1999. A representative of the accounting firm is expected to be present at the Annual Meeting, where he will be available to respond to questions and, if so desired, to make a statement.

Fees Paid to the Independent Auditor

The following sets forth information on the fees paid by the Company to KPMG LLP for 2003 and 2004.

	2003	2004
Audit Fees	$67,100	$199,250
Audit-Related Fees	-0-	-0-
Tax Fees	40,220	53,300

Subtotal	107,320	252,550
All Other Fees	-0-	-0-

Total Fees	$107,320	$252,550

Services Provided by KPMG LLP

All services rendered by KPMG LLP are permissible under applicable laws and regulations, and are pre-approved by the Audit Committee. (The Audit Committee’s pre-approval policy with respect to non-audit services is shown as Appendix A to this proxy statement.) Pursuant to new rules of the SEC, the fees paid to KPMG LLP for services are disclosed in the table above under the categories listed below.

1)	Audit Fees – These are fees for professional services perform for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements. The amount incurred during 2004 included $10,000 for services related to the Company’s Shareholder Rights Offering, $4,000 for the Employee Stock Purchase Plan registration and $113,750 for audit related services pursuant to Section 404 of the Sarbanes-Oxley Act of 2002. The table below compares 2004 Audit Fees to 2003.

	2003	2004
Financial statement audit and review of financial statements included in the Company’s 10-Q filings	$67,100	$71,500
Services related to the Company’s Shareholder Rights Offering	-0-	10,000
Services related to the Company’s Employee Stock Purchase Plan Registration	-0-	4,000
Services related to Section 404 of the Sarbanes-Oxley Act of 2002, audit of internal controls over financial reporting	-0-	113,750

Total Audit Fees	$67,100	$199,250

2)	Audit-Related Fees – These are fees for assurance and related services performed that are reasonably related to the performance of the audit or review of the Company’s financial statements. No such services were performed in 2004 or 2003.

3)	Tax Fees – These are fees for professional services performed by KPMG LLP with respect to tax compliance, tax advice and tax planning. This includes preparation of original and amended tax returns for the Company and its consolidated subsidiary; refund claims; payment planning; tax audit assistance; and tax work stemming from “Audit-Related” items. The fees paid during 2004 included $16,500 for the preparation of all applicable federal, state and local tax returns, $25,000 for a tax opinion relating to the Company’s Shareholder Rights Offering, and $11,800 for other miscellaneous tax work.

4)	All Other Fees – These are fees for other permissible work performed by KPMG LLP that does not meet the above category descriptions. No such services were performed in 2004 or 2003.

These services are actively monitored (both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in the core work of KPMG LLP, which is the audit of the Company’s consolidated financial statements.

SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

Proposals of shareholders of CenterState intended to be presented at the 2006 Annual Meeting of Shareholders must be received by CenterState at its principal executive offices on or before December 1, 2005, in order to be included in CenterState’s Proxy Statement and form of proxy relating to the 2006 Annual Meeting of Shareholders.

SECTION 16(a) REPORTING REQUIREMENTS

Section 16(a) of the Securities Exchange Act of 1934 requires CenterState’s directors and executive officers and persons who beneficially own more than 10% of CenterState Common Stock, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission. To CenterState’s knowledge, based solely upon a review of forms furnished to CenterState or written representations that no other reports were required, CenterState believes that during the year ended December 31, 2004, all Section 16(a) filings applicable to its officers and directors were complied with in a timely fashion.

OTHER INFORMATION

Proxy Solicitation

The cost of soliciting proxies for the Annual Meeting will be paid by CenterState. In addition to solicitation by use of the mail, proxies may be solicited by directors, officers, and employees of CenterState in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses incurred in connection with such solicitation. Arrangements also will be made to furnish copies of proxy materials to custodians, nominees, fiduciaries and brokerage houses for forwarding to beneficial owners of CenterState Common Stock. Such persons will be paid for reasonable expenses incurred in connection with such services.

Miscellaneous

Management of CenterState does not know of any matters to be brought before the Annual Meeting other than those described in this Proxy Statement. If any other matters properly come before the Annual Meeting, the persons named as proxies in the enclosed form of proxy and acting thereunder will vote on such matters in accordance with the recommendation of the Board of Directors.

Upon the written request of any person whose proxy is solicited by this Proxy Statement, CenterState will furnish to such person without charge (other than for exhibits) a copy of CenterState’s Annual Report on Form 10-K for its fiscal year ended December 31, 2004, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission. Written requests may be made to CenterState Banks of Florida, Inc., 1101 First Street South, Suite 202, Winter Haven, FL 33880, Attention: James J. Antal.

Appendix A

CENTERSTATE BANKS OF FLORIDA, INC.

PRE-APPOVAL POLICY

AUDIT AND NON-AUDIT SERVICES

January 13, 2004

I.	Statement of Principles

The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. Unless a type of service to be provided by the independent auditor has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee.

The appendices to this Policy describe the Audit, Audit-related, Tax and All Other services that have the pre-approval of the Audit Committee. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will periodically revise the list of pre-approved services, based on subsequent determinations.

II.	Delegation

The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

III.	Audit Services

The annual Audit service engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters.

In addition to the annual Audit services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval for other Audit services, which are those services that only the independent auditor reasonably can provide. The Audit Committee has pre-approved the Audit services listed in Appendix I. All other Audit services not listed in Appendix I must be separately pre-approved by the Audit Committee.

IV.	Audit-Related Services

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are traditionally performed by the independent auditor. The Audit Committee believes that the provision of Audit-related services does not impair the independence of the auditor, and has pre-approved the Audit-related services listed in Appendix II. All other

Audit-related services not listed in Appendix II must be separately pre-approved by the Audit Committee.

V.	Tax Services

The Audit Committee believes that the independent auditor can provide Tax services to the Company such as tax compliance, tax planning and tax advice without impairing the auditor’s independence. However, the Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. The Audit Committee has pre-approved the Tax services listed in Appendix III. All Tax services involving large and complex transactions not listed in Appendix III must be separately pre-approved by the Audit Committee.

VI.	All Other Services

The Audit Committee may grant pre-approval to those permissible non-audit services classified as All Other services that it believes are routine and recurring services, and would not impair the independence of the auditor. The Audit Committee has pre-approved the All Other services listed in Appendix IV. Permissible All Other services not listed in Appendix IV must be separately pre-approved by the Audit Committee.

A list of the SEC’s prohibited non-audited services is attached to this policy as Exhibit 1. The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

VII.	Pre-Approval Fee Levels

Pre-approval fee levels for all services to be provided by the independent auditor will be established periodically by the Audit Committee. Any proposed services exceeding these levels will require specific pre-approval by the Audit Committee.

VIII.	Supporting Documentation

With respect to each proposed pre-approved service, the independent auditor will provide detailed back-up documentation, which will be provided to the Audit Committee, regarding the specific services to be provided.

IX.	Procedures

Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Chief Financial Officer, or any other designated officer, and must include a joint statement as to whether, in their view, the request of application is consistent with the SEC’s rules on auditor independence.

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Appendix I

Pre-Approved Audit Services

Service	Range of Fees
Statuary audits or financial audits for subsidiaries or affiliates of the Company

Services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters, consents), and assistance in responding to SEC comment letters

Consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard setting bodies (Note: Under SEC rules, some consultations may be “audit-related” services rather than “audit” services).

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Appendix II

Pre-Approved Audit Services

Service	Range of Fees
Due diligence services pertaining to potential business acquisitions/dispositions

Financial statement audits of employee benefit plans

Agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters

Internal control reviews and assistance with internal control reporting requirement

Consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard-setting bodies (note: Under SEC rules, some consultations may be “audit” services rather than “audit-related” services).

Attest services not required by statute or regulation

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Appendix III

Pre-Approved Audit Services

Service	Range of Fees
U. S. federal, state and local tax planning and advice

U. S. federal, state and local tax planning and advice – Statutory Trust I

U. S. federal, state and local tax compliance

International tax planning and advice

International tax compliance

Review of federal, state, local and international income, franchise, and other tax returns

Licensing (or purchase) of income tax preparations software from the independent auditor, provided the functionally is limited to preparations of tax returns

Tax consulting services with respect to such matters that may arise as listed in the engagement letter

*	Licensing or purchasing income tax preparation software is permitted, so long as the functionality is limited to preparation of tax returns. If the software performs additional functions, each function must be evaluated separately for its potential effect on the auditor’s independence.

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Appendix IV

Pre-Approved Audit Services

Service	Range of Fees

6

Exhibit 1

Prohibited Non-Audit Services

•	Bookkeeping or other services related to the accounting records or financial statement of the audit client*

•	Financial information systems design and implementation*

•	Appraisal or valuation services, fairness opinions or contributions-in-kind reports*

•	Actuarial services*

•	Internal audit outsourcing services*

•	Management functions

•	Human resources

•	Broker-dealer, investment advisor or investment banking services

•	Legal services

•	Expert service unrelated to the audit

*	Provision of these non-audits services is permitted if it is reasonable to conclude that the results of these services will not be subject to audit procedures. Materially is not an appropriate basis upon which to overcome the rebuttable presumption that prohibited services will be subject to audit procedures because determining materially is itself a matter of audit judgment.

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CENTERSTATE BANKS OF FLORIDA, INC.

REVOCABLE PROXY

ANNUAL MEETING, APRIL 26, 2005

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 26, 2005.

The undersigned hereby appoints James H. White, Lawrence W. Maxwell and George H. Carefoot, or either of them with individual power of substitution, proxies to vote all shares of the Common Stock of CenterState Banks of Florida, Inc. (“CenterState”) which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at the Winter Haven Chamber of Commerce, 2nd Floor Auditorium, 401 Avenue B NW, Winter Haven, Florida 33881, on Tuesday, April 26, 2005, at 10:00 a.m., and at any adjournment thereof.

SAID PROXIES WILL VOTE ON THE PROPOSAL SET FORTH IN THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AS SPECIFIED ON THIS CARD. IF A VOTE IS NOT SPECIFIED, SAID PROXIES WILL VOTE IN FAVOR OF THE ELECTION OF THE DIRECTORS LISTED BELOW. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE ANNUAL MEETING, SAID PROXIES WILL VOTE ON SUCH MATTERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

1.	ELECTION OF DIRECTORS

☐	FOR the election of directors of all nominees listed below (except as marked to the contrary below)	or ☐	WITHHOLD AUTHORITY to vote for all nominees listed below

JAMES H. WHITE	G. ROBERT BLANCHARD, SR.	JAMES H. BINGHAM
TERRY W. DONLEY	BRYAN W. JUDGE	ERNEST S. PINNER
J. THOMAS ROCKER	LAWRENCE W. MAXWELL	G. TIERSO NUNEZ II
THOMAS E. OAKLEY

(INSTRUCTION: To withhold authority to vote for any of the above listed nominees, please strike a line through that individual’s name)

PLEASE MARK, SIGN BELOW, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE FURNISHED.

Please sign exactly as name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

SHARES

DATED: , 2005

Signature

Signature if held jointly

Please print or type your name

☐	Please mark here if you intend to attend the Annual Meeting of Shareholders.